Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made this 16th day of September 2025 (the “Effective Date”), by and between ETHZilla Corporation, formerly 180 Life Sciences Corp., a Delaware corporation (the “Company”), and Stephen Shoemaker, an individual (the “Consultant”) (each of the Company and Consultant is referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company desires to obtain the services of Consultant, and Consultant desires to provide consulting services to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as of the Effective Date as follows:

CERTAIN TERMS USED BELOW ARE DEFINED IN ARTICLE V.

ARTICLE I.
ENGAGEMENT; TERM; SERVICES

1.1. Services. Pursuant to the terms and conditions hereinafter set forth, the Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide consulting services to the Company, each as reasonably requested by the Company during the Term of this Agreement (collectively, the “Services”).

1.2. Term. Consultant shall begin providing Services hereunder on the Effective Date, and this Agreement shall remain in effect for a period of three (3) months, unless extended upon mutual agreement of the Parties (the “Term”).

1.3. Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the Services which may be requested from the Consultant from time to time by the Company and duly authorized representatives of the Company. The Consultant shall provide the Services required hereunder in a diligent and professional manner.

1.4. Compliance with Applicable Laws. All services provided by the Consultant hereunder shall be in full compliance with all applicable laws and regulations.

ARTICLE II.
CONSIDERATION; INDEPENDENT CONTRACTOR; TAXES

2.1. Consideration. During the Term of this Agreement, for all Services rendered by Consultant hereunder and all covenants and conditions undertaken by the Parties pursuant to this Agreement, the Company shall pay, and Consultant shall accept as compensation a monthly fee of $29,166.66, which shall be payable by way of the issuance of (a) shares of common stock of the Company equal to $14,583.33, divided by the closing sales price of the Company’s common stock on each monthly anniversary of the Effective Date (or if such date is not a trading day, the last trading day prior to each such applicable date)(collectively, the “Consulting Shares”); and (b) $14,583.33 in cash, payable on or before each monthly anniversary of the Effective Date, during the Term.

2.2. The Consulting Shares shall be issued no later than 5 days after the date they are due and shall vest upon issuance. The Consulting Shares shall be issued under, and subject to the terms of, the Company’s Fourth Amended and Restated 2022 Omnibus Incentive Plan.

2.1. Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent or employee of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority in connection with the Services. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company pursuant to this Agreement.

2.2. Taxes. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Consultant under the terms of this Agreement. Consultant agrees and understands that it is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Consultant agrees to indemnify and hold harmless the Company and his affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising from or in connection with (i) any obligation imposed on the Company to pay withholding taxes or similar items, or (ii) any determination by a court or agency that the Consultant is not an independent contractor pursuant to this Agreement. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

Consulting Agreement

ARTICLE III.
CONFIDENTIAL/TRADE SECRET INFORMATION

3.1. Confidential/Trade Secret Information. During the course of Consultant’s Services, Consultant will have access to Confidential/Trade Secret Information of the Company and information developed for the Company.

3.2. Restriction on Use of Confidential/Trade Secret Information. Consultant agrees that his use of Confidential/Trade Secret Information is subject to the following restrictions for an indefinite period of time so long as the Confidential/Trade Secret Information does not become generally known to the public:

(i) Non-Disclosure. Consultant agrees that he will not publish or disclose, or allow to be published or disclosed, Confidential/Trade Secret Information to any person without the prior written authorization of the Company unless pursuant to or in connection with Consultant’s job duties to the Company under this Agreement or as otherwise allowed pursuant to the terms of this Agreement; and

(ii)  Surrender. Consultant agrees that he shall surrender to the Company and/or destroy all documents and materials in his possession or control which contain Confidential/Trade Secret Information and which are the property of the Company upon the termination of his Services with the Company, and that he shall not thereafter retain any copies of any such materials except as needed in any legal action to enforce the terms of this Agreement.

3.4. Reasonable Restrictions. The Parties acknowledge that the foregoing restrictions, as well as the duration and the territorial scope thereof as set forth in this Error! Reference source not found. are under all of the circumstances reasonable and necessary for the protection of the Company and its business and are (i) reasonable given Consultant’s role with the Company, and are necessary to protect the interests of the Company and (ii) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for any reason whatsoever.

3.5. Specific Performance. Consultant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Error! Reference source not found. would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

3.6. Response to Legal Process; Allowable Disclosures.  Notwithstanding any other term of this Agreement, the Consultant’s reporting of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act of 1934, as amended, or any other whistleblower protection provisions of state or federal law or regulation shall not violate or constitute a breach of this Agreement. Nothing contained in this Agreement (or any exhibit hereto) shall be construed to prevent the Consultant from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Consultant from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Exchange Act or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

Consulting Agreement

ARTICLE IV.

MUTUAL REPRESENTATIONS, COVENANTS AND

WARRANTIES OF THE PARTIES; LIMITATION OF LIABILITY

4.1. Power and Authority. The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the Parties rights generally and general equitable principles.

4.2. Execution and Delivery. The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Certificate of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Parties are bound or affected.

4.3. Authority of Entities. Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

4.4. Limitation of Liability. In no event will either Party be liable to the other Party for any claim or cause of action requesting or claiming any incidental, consequential, special, indirect, statutory, punitive or reliance damages. Any claim or cause of action requesting or claiming such damages is specifically waived and barred, whether such damages were foreseeable or not or a Party was notified in advance of the possibility of such damages. Damages prohibited under this Agreement will include, without limitation, damage or loss of property or equipment, loss of profits, revenues or savings, cost of capital, cost of replacement services, opportunity costs and cover damages.

Consulting Agreement

ARTICLE V.
DEFINITIONS

5.1. Definitions. Unless otherwise required by the context in which a defined term appears, or otherwise set forth, the following terms shall have the meanings specified in this ARTICLE V. Terms that are defined in other Certificate shall have the meanings given to them in those Certificate.

5.1.1 “Confidential/Trade Secret Information” is information that is not generally known to the public and, as a result, is of economic benefit to the Company in the conduct of its business, and the business of the Company’s subsidiaries, which includes, but is not limited to, all proprietary information developed or obtained by the Company, including its affiliates, and predecessors, and comprising the following items, whether or not such items have been reduced to tangible form (e.g., physical writing, computer hard drive, disk, tape, e-mail, etc.): all methods, techniques, processes, ideas, research and development, product designs, engineering designs, plans, models, production plans, business plans, add-on features, trade names, service marks, slogans, forms, pricing structures, business forms, marketing programs and plans, layouts and designs, financial structures, operational methods and tactics, cost information, the identity of and/or contractual arrangements with customers, partners, suppliers and/or vendors, accounting procedures, and any document, record or other information of the Company relating to the above. Confidential/Trade Secret Information includes not only information directly belonging to the Company which existed before the date of this Agreement, but also information developed by Consultant for the Company, including its Subsidiaries, affiliates and predecessors, during the Term. Confidential/Trade Secret Information does not include any information which (a) was in the lawful and unrestricted possession of Consultant prior to its disclosure to Consultant by the Company, its subsidiaries, affiliates or predecessors, (b) is or becomes generally available to the public by lawful acts other than those of Consultant after receiving it, or (c) has been received lawfully and in good faith by Consultant from a third party who is not and has never been an executive of the Company, its subsidiaries, affiliates or predecessors, and who did not derive it from the Company, its subsidiaries, affiliates or predecessors.

5.1.2 “Person” (when capitalized) means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

5.1.3 “Subsidiary” or “Subsidiaries” means any or all Persons of which the Company owns directly or indirectly through another Person, a nominee arrangement or otherwise (a) at least a 20% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body or the legal power to direct the business or policies of such Person or (b) at least 20% of the economic interests of such Person.

5.1.4 “Termination Date” shall mean the date on which this Agreement is validly terminated as provided herein.

ARTICLE VI.
REPRESENTATIONS OF THE CONSULTANT

6.1. Representations of the Consultant. The Consultant acknowledges, represents and warranties to the Company that the Consultant has received a document or documents, providing the information required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

Consulting Agreement

ARTICLE VII.
MISCELLANEOUS

7.1. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 7.1, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 7.1, or which such recipient ‘replies’ to such prior email). Such notices shall be sent to the applicable party or parties at the address specified below:

If to the Company:	ETHZilla Corporation. Attn: McAndrew Rudisill Email: McAndrew@ethzilla.com
If to the Consultant:	Stephen Shoemaker Email: steveshoemaker.shs@gmail.com

7.2. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, successors and assigns. Consultant may not assign any of its rights or obligations under this Agreement. The Company may assign its rights and obligations under this Agreement to any successor entity.

7.3. Severability. If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the Parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

7.4. Waiver. No waiver by a Party of a breach or default hereunder by the other Party shall be considered valid, unless expressed in a writing signed by such first Party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

7.5. Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Consultant, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Consultant’s engagement, express or implied, other than to the extent expressly provided for herein.

Consulting Agreement

7.6. Amendment. No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in a writing signed by the Parties.

7.7. Captions. The captions, headings and titles of the sections of this Agreement are inserted merely for convenience and ease of reference and shall not affect or modify the meaning of any of the terms, covenants or conditions of this Agreement.

7.8. Governing Law. This Agreement, and all of the rights and obligations of the Parties in connection with the relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to principles relating to conflicts of law.

7.9. Survival. The termination of Consultant’s engagement with the Company pursuant to the provisions of this Agreement shall not affect Consultant’s obligations to the Company hereunder which by the nature thereof are intended to survive any such termination, including, without limitation, Consultant’s obligations under Error! Reference source not found..

7.10. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

7.11. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

Consulting Agreement

7.12. Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; and (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email.

7.13. Electronic Signatures and Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

Consulting Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date.

“COMPANY”	ETHZilla Corporation

	By:	/s/ McAndrew Rudisill
	Its:	Chairman and CEO
Printed Name: McAndrew Rudisill

“CONSULTANT”
/s/ Stephen Shoemaker
Stephen Shoemaker

Consulting Agreement